EXHIBIT 99.2


                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350



         Pursuant to 18 U.S.C. ss. 1350, I, Peter Mak, the Chief Financial Officer of Teda Travel Incorporated, a Florida corporation (the "Company"), hereby certifies that the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:    April 15, 2003                     /s/  Peter Mak
                                            --------------------------------
                                            Name:    Peter Mak
                                            Title:   Chief Financial Officer